FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
RENEWABLE ENERGY PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RENEWABLE ENERGY PURCHASE AND SALE AGREEMENT (this “Amendment”) is executed and delivered as of March 27, 2008, between Salt River Project Agricultural Improvement and Power District (“SRP”) and Snowflake White Mountain Power, LLC (“SWMP”).
RECITALS
     A. SRP and SWMP are parties to that certain Second Amended and Restated Renewable Energy Purchase and Sale Agreement dated August 18, 2006 (the “Agreement”).
     B. The parties desire to amend the Agreement to extend certain time periods contained therein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
     1. The definition of “Delivery Commencement Date” as set forth in Article 2 of the Agreement is hereby amended in its entirety to provide as follows: “Delivery Commencement Date” means the earlier to occur of (i) January 1, 2008 or (ii) the commercial operation date of the Project, as designated in a written notice from Seller to Buyer; provided, however, that without limiting the generality of the provisions of Article 15(i), and so long as Seller has achieved Significant Construction Milestones by April 30, 2007, if due to delays in construction of the Project that are beyond the reasonable control of Seller, the commercial operation date of the Project does not occur on or prior to January 1, 2008, the Services Commencement Date shall mean the earlier to occur of October 1, 2008 or such commercial operation date.”
     2. Section 7(a)(i) of the Agreement is hereby amended in its entirety to provide as follows: “the Delivery Commencement Date has not occurred on or before January 1, 2008 (or, if delayed for the reasons set forth in the definition thereof, October 1, 2008); or”
     3. Except as otherwise provided herein, all of the terms and conditions of the Agreement remain in full force and effect without modification.
[SIGNATURES ARE ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

Salt River Project Agricultural
Improvement and Power District

By: Name:	/s/ Mark B. Bonsall Mark B. Bonsall
Title:	Associate General Manager Commercial & Customer Services

Snowflake White Mountain Power, LLC

By:	/s/ Robert M. Worsley

Name:	Robert M. Worsley
Title:	CEO

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